RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora , Colorado 80014
Telephone (303)306-1967
Fax (303)306-1944

April 11, 2006

United States Securities and Exchange Commission
100 F Street, N.E.
Washington , D.C. 20549

Re: Croff Enterprises, Inc.
SEC File No. 000-16731

Ladies and Gentlemen:

The undersigned, Ronald R. Chadwick, P.C., has been engaged to act as the registered public accountant for the three months ended March 31, 2006 for Croff Enterprises, Inc. (the “Company”).

This letter will confirm that I have reviewed Item 4.01 of the Company’s Form 8-K/A dated March 31, 2006 captioned “CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT” and that I agree with the statements made therein as they relate to me. I am unaware of any conflicts or disputes between the Company and their past accountants, or with myself over accounting matters during the two most recent fiscal years and during the subsequent interim period.

I hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K/A.

Dated this 11th day of April, 2006.

Very truly yours,

/s/ Ronald R. Chadwick, P.C.

Ronald R. Chadwick, P.C.
RONALD R. CHADWICK, P.C.
Aurora , Colorado